Exhibit 23.1


                        [ARTHUR ANDERSEN LLP LETTERHEAD]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




      As independent public accountants, we hereby consent to the use of our report dated February 10, 1999 (except with respect to the matter discussed in Note 16 as to which the date is March 1, 1999) included in this Form 8-K. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.



                                          /s/ Arthur Andersen LLP


Louisville, Kentucky
   September 20, 1999